FOR IMMEDIATE RELEASE
Contact: Anu Ahluwalia

   (212) 299-2439

NYMEX SHAREHOLDERS VOTE IN FAVOR OF COMEX TRANSACTION

NEW YORK, NY, October 31, 2006 -- NYMEX Holdings, Inc. (NYMEX) announced that its shareholders approved the COMEX transaction at a special meeting held today.  More than 98% of the shares voted in connection with this meeting were voted in favor of the deal, as reported by the company's inspector of election and transfer agent, American Stock Transfer & Trust Company.

The consummation of this transaction is subject to the satisfaction of several conditions, including a favorable vote from COMEX members, which has not yet been scheduled, and receipt of final regulatory approval.

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A registration statement relating to the securities to be sold in the offering has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.